Exhibit 99.1

9503 East 33rd Street
Indianapolis, IN 46235-4207
(800) CELADON
(317) 972-7000

For more information:
Jeryl Desjarlais	April 30, 2012
Communications Manager
(800) CELADON Ext. 7070
(317) 972-7070 Direct
jdesjarlais@celadongroup.com

CELADON GROUP ANNOUNCES EXECUTIVE TEAM CHANGE

INDIANAPOLIS – Celadon Group, Inc. (NYSE: CGI) today announced a change to its executive team. The change is effective immediately.

Eric Meek has been appointed Executive Vice President, Chief Financial Officer and Treasurer. Mr. Meek previously served as Vice President, Treasurer and Principal Financial Officer.  Paul Will, Vice Chairman, President and Chief Operating Officer, said: "The Board of Directors is pleased to take the next step in the succession planning process we began several years ago. Eric has provided significant leadership for the organization for eight years and through a number of economic cycles.  Prior to joining us, Eric worked as an auditor for Ernst & Young.  We believe Eric's industry knowledge and financial acumen will serve the Company well in what has become a constantly evolving and fast-paced transportation marketplace. "

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long-haul and regional full-truckload freight service across the United States, Canada and Mexico.  The company also owns Celadon Logistics Services, which provides freight brokerage services, less-than-truckload services, as well as supply chain management solutions, including warehousing and dedicated fleet services.

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